EXHIBIT 24
POWER OF ATTORNEY
We, the undersigned officers and directors of The Stanley Works, a Connecticut corporation (the “Corporation”), hereby severally constitute Bruce H. Beatt and Donald J. Riccitelli our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended January 2, 2010 of the Corporation filed herewith (the “Form 10-K”), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

SIGNATURE	TITLE	DATE

/s/ John F. Lundgren	Chairman, Chief Executive Officer and Director	February 16, 2010

John F. Lundgren

/s/ John G. Breen	Director	February 16, 2010

John G. Breen

/s/ Patrick D. Campbell	Director	February 16, 2010

Patrick D. Campbell

/s/ Carlos M. Cardoso	Director	February 16, 2010

Carlos M. Cardoso

/s/ Virgis W. Colbert	Director	February 16 , 2010

Virgis W. Colbert

/s/ Robert B. Coutts	Director	February 16, 2010

Robert B. Coutts

/s/ Eileen S. Kraus	Director	February 16, 2010

Eileen S. Kraus

/s/ Marianne M. Parrs	Director	February 16, 2010

Marianne M. Parrs

/s/ Lawrence A. Zimmerman	Director	February 16, 2010

Lawrence A. Zimmerman

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